UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 4, 2020

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1001, Building T5,

DaZu Square, Daxing District,

Beijing, People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-87227366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TYHT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 4, 2020, the Board of Directors (the “Board”) of Shineco, Inc. (the “Company”) accepted the resignation of Mr. Yuying Zhang, the Company’s Chief Executive Officer. The resignation was not because of any disagreement with the Company known to the Board of on any matter related to the Company’s operations, policies, or practices. In connection with Mr. Zhang’s resignation there is no arrangement or understanding between Mr. Zhang and the Company.

Effective August 4, 2020, the Board of Directors unanimously appointed Mr. Fengming Liu, as the Chief Executive Officer (“CEO”) and Chief Scientist (“CS”). There is no arrangement or understanding between Mr. Liu and any other person pursuant to which Mr. Liu was selected as CEO and CS, there is no family relationship between Mr. Liu and any director or officer of the Company, and Mr. Liu is not party to any transaction in which the Company is a participant. Mr. Liu will continue to be entitled to participate in all employment benefit plans and policies of the Company generally available. Mr. Liu’s compensation will initially be $1. The Company and Mr. Liu and discussing his future compensation and upon finalization will file a Form 8-k to disclose the agreed upon compensation.

Mr. Liu, age 60, has been the Chief Executive Officer and the Director of R&D for Changzhou Biowin Pharmaceutical Company in Changzhou, China since year of 2012 and was responsible for the development of new products in in-vitro diagnostics and overall management of the company. Mr. Liu was the Executive Director of Beijing Yili Biotech Institute Company in Beijing, China from 2000 to 2010 and he was responsible for the research and development of pharmaceutical products and overall management of the company. Mr. Liu has made great contributions in many fields, including pharmaceuticals, diagnostic products and medical devices, and successfully led or joined in 43 biomedical related market approvals by the Chinese FDA so far. Due to his great achievement in biomedical sciences, Mr. Liu has been approved as the Principle Investigator for five of the national key projects from the Chinese National Development and Reform Commission and Ministry of Science and Technology of China. Mr. Liu is a national leading expert in this field and received several national awards including the Chinese Scientific Person of the Year in 2014, 2016 Overseas Chinese Innovation Talent Award, 2018 Industry University Cooperation Innovation Award and Top 10 Innovators of the Chinese Health Industry 2019. Mr. Liu was a medical doctor prior to 1992 and Mr. Liu received his medical degree from the Peking Union Medical College, the most prestigious medical college in China. Mr. Liu received his post-doctoral training at Creighton University and Dartmouth College from 1992-1997. Mr Liu served as assistant professor and research investigator at Creighton University, Dartmouth College and Millennium Pharmaceutical Inc. in the USA from 1997 to 1999. Mr. Liu is a business focused and profitability-driven management executive with a track record of success at biomedical and pharmaceutical companies.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHINECO, INC.

By:	/s/ Fengming Liu
Name:	Fengming Liu
Its:	Chief Executive Officer

Dated: August 7, 2020